UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2010

Phreadz, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52511	98-0471052
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

63 Main Street, #202, Flemington, New Jersey	08822
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 968-0838

Atwood Minerals & Mining Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01             Entry into a Material Definitive Agreement.

1.	Unit Purchase Agreement. See Item 3.02 below.

2.	Employment Agreement. See Item 5.02 below.

Section 3 – Securities and Trading Markets

Item 3.02              Unregistered Sales of Equity Securities.

On May 31, 2010, we entered into a Unit Purchase Agreements with nine (9) accredited investors pursuant to which Purchasers purchased 33.0425 Units at a Purchase Price of $27,000 per Unit for an aggregate purchase price of $892,147.34.  The purchase price for the Units were paid via assignment of certain outstanding promissory notes originally issued by our subsidiaries Universal Database of Music USA, LLC and Phreadz USA, LLC.  In addition, one Purchaser also received the “right” with their note to receive the equivalent amount of the face amount of such note in Units with the consideration of the original Note. Each Unit purchased consisted of (a) one hundred eighty thousand (180,000) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); (b) a Series A Warrant  (the “Series A Warrants”) to purchase ninety thousand (90,000) shares of Common Stock at an exercise price of $0.30 per share; and (c) a Series B Warrant (the “Series B Warrants”, together with the Series A Warrants, the “Warrants”) to purchase ninety thousand (90,000) shares of Common Stock at an exercise price of $0.60 per share.  Accordingly, in total, the Purchasers received 6,514,310 shares of Common Stock (the “Shares”); a Series A Warrant to purchase 3,257,154 shares of Common Stock and a Series B Warrant to purchase 3,257,154 shares of Common Stock.  The shares of Common Stock issuable upon exercise of the Warrants is referred to as the “Warrant Shares.”

Under the terms of Warrants, the Warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates (but not including shares of common stock underlying unconverted shares of the note or unexercised portions of the warrants) would not exceed 4.99% of our then outstanding common stock as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended

To the extent that at any time after December 8, 2011 the Warrant Shares are not registered for resale (or if a registration statement is not effective), the warrant holder may designate a "cashless exercise option."  This option entitles the Warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price.  The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the Warrant.

The Warrants are subject to redemption by the Company upon 30 days prior written notice provided: (i) the Common Stock has traded at or above (A) $0.90  per share for the Series A Warrants or (B) $1.80 per share for the Series B Warrants during the 20 consecutive trading days prior to a written notice of redemption by the Company; (ii) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants at the time of start of such 20 trading day period and through redemption. The redemption price shall be $0.005 per Warrant. All holders of Warrants will have the opportunity to exercise any such Warrant prior to the date of redemption.

We relied on the exemption from registration provided by Section 4(2) and/or Rule 506 of the Securities Act of 1933, as amended, for the offer and sale of the Shares and the Warrants.

The paragraphs above describe certain of the material terms of the financing transaction with the Purchaser. Such description is not a complete description of the material terms of the financing transaction and is qualified in its entirety by reference to the agreements entered into in connection with the financing which are included as exhibits to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, our board of directors appointed Christine Domecq to serve as our chief executive officer.  Ms. Domecq’s employment shall commence on July 5, 2010

We entered into an employment agreement with Ms. Domecq.  The agreement provides for an annual base salary during the term of the agreement of $250,000, subject to potential upwards adjustments at the discretion of the compensation committee of the Board of Directors. Ms. Domecq is eligible to receive a bonus of up to 100% of his then current base salary with 50% of such bonus to be awarded at the discretion of the Board of Directors or the Compensation Committee with the remaining 50% subject to achievement of milestones to be established by Ms Domecq, the board of directors and the compensation committee.  Immediately upon our establishment of an employee stock option plan, we agreed to grant Ms. Domecq an option to purchase 6,748,316 shares of our common stock.  The option shall have an exercise price equal to the fair market value of our common stock as of the date of the employment agreement.  These options shall vest as follows:  (1) 25% on July 5, 2011 and (2) the remaining 75%  in 18 equal monthly installments beginning July 5, 2011.

The agreement also contains the following material provisions: (i) reimbursement for all reasonable travel (up to $1,000 per month) and other out-of-pocket expenses incurred in connection with his employment; (ii) 25 paid vacation days and holidays; (iii) medical, dental and life insurance benefits; (iv) a $500 per month automobile allowance; and (v) a severance payment  equal to 6 months of her current base salary plus payments of any amounts accrued and not yet paid.

In connection with Ms. Domecq’s employment agreement Ms. Domecq, entered into a Restricted Stock Agreement.  Ms. Domecq received 2,560,000 shares in a third party transaction with a current stockholder, which stock is subject to the terms and conditions of a Restricted Stock Agreement which provides that the stock is subject to a right of repurchase in favor of the Company (“Right of Repurchase”) at a price per share of $0.001.  The Right of Repurchase shall lapse with respect to the restricted stock as follows: (1) 25% on July 5, 2011 and (2) the remaining 75%  in 18 equal monthly installments beginning July 5, 2011.

Christina Domecq will serve as our Chief Executive Officer effective July 5, 2010. Ms. Domecq co-founded SpinVox Limited, a technology company specializing in voice to text conversion, in 2003 where she was served as Chief Executive Officer until its sale to Nuance Communications in December 2009.  Ms. Domecq has a Masters from Nôtre Dame University, a BA in Systematic Theology and BSc in Economics from Boston College.   Ms. Domecq has won a number of awards for her entrepreneurship, including ‘The Young Entrepreneur of the Year' and the ‘Science and Technology Entrepreneur of the Year’ from Ernst & Young.

Concurrently with Ms. Domecq’s effective date, Georges Daou resigned from his position as Chief Executive Officer.  His resignation was not based on any disagreement with us on any matter relating to our operations, policies or practices.  Mr. Daou will continue to serve as the Chairman of our board of directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On June 16, 2010, we filed an amendment to our certificate of incorporation with the Nevada Secretary of State to change our name to “Phreadz, Inc.”  This amendment was unanimously approved by our board of directors and by a majority of our stockholders by written consent. An information statement on Form 14C notifying shareholders of action taken by written consent was mailed to shareholders (of record on April 28, 2010) on May 25, 2010.

On June 17, 2010, we received notice from FINRA/OTC Corporate Actions that the name change will take effect at the open of business on June 17, 2010.  As of June 1, 2010, name change requests may or may not result in symbol changes.  FINRA/OTC Corporate Actions informed us that no new symbol will be assigned in connection with the name change.  Accordingly, our symbol will remain “AWDM.OB” on the effective date.  We have requested a new symbol from FINRA in connection with the recent name change and as of the date of this report, we have not received a final determination.  Should FINRA agree to assign a new symbol, we will provide an update at that time.

Section 9 – Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to Articles of Incorporation (1)
10.1	Unit Purchase Agreement
10.2	Form of Warrant
10.3	Employment Agreement
10.4	Restricted Stock Agreement
(1) Filed as an Appendix A to our Definitive Information Statement on Form 14C filed with the Securities and Exchange Commission on May 24, 2010 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atwood Minerals & Mining Corp

Date: July 1, 2010	By:	/s/ Gordon Samson
Gordon Samson, Chief Financial Officer